                                   EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 12, 1999 included in Mobile Mini, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona,

May 4, 1999.